SECURITY AGREEMENT


     UNICO, INCORPORATED,  an Arizona corporation ("Debtor"), whose address is
P. O. Box 777, Magalia, CA 95954, hereby grants to Kaibab Industries, Inc., an Arizona corporation ("Secured Party"), whose address is 4602 E. Thomas Road, Phoenix, AZ 85018, a security interest in the following property of Debtor (hereinafter called the "Collateral"):

     All of the following property, now owned or hereafter acquired:

     All of Debtor's equipment and rolling stock set forth on Exhibit "A" attached hereto; all proceeds of insurance policies on the Collateral, additions, accessions, replacements and substitutions for all such Collateral; and books and records of Debtor with respect to such Collateral, to secure the payment and performance of the obligations of Debtor to Secured Party (hereinafter called "Obligations") set forth in that certain Equipment Purchase Agreement dated April 1, 2003 by and between Debtor and Secured Party (the "Purchase Agreement"), including but not limited to the payment of a Promissory Note dated April 1, 2003 in the initial principal amount of $165,000.00, a copy of which is attached as Exhibit "B" hereto, and all renewals, extensions and replacements of the Promissory Note.

     Debtor represents and warrants that the Collateral will at all times be located at one or more of the locations of Debtor listed on Exhibit "C" attached hereto. Debtor shall not move the Collateral without ten (10) days prior written notice to Secured Party.

     Debtor shall pay and discharge all taxes, assessments and charges or levies against the Collateral prior to delinquency thereof, shall keep the Collateral free of all unpaid taxes, assessments and charges, and shall maintain the Collateral in good order and repair.

     Debtor shall have and maintain insurance at all times with respect to all Collateral against such risks, with such carrier and in such amounts as Secured Party may require. Such insurance shall be payable to Secured Party and to Debtor as their interests may appear and shall not be subject to cancellation or reduction in coverage without thirty (30) days prior written notice to Secured Party. Debtor shall supply evidence of such insurance to Secured Party upon request.

     Debtor shall not sell, encumber or otherwise voluntarily or involuntarily transfer or dispose of the Collateral or any portion thereof or create, permit or suffer any encumbrance thereon without the prior written consent of the Secured Party.

Secured Party shall have, during regular business hours, with or without notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, observing the use of any part of the Collateral, protecting Secured Party's security interest in the Collateral, or otherwise determining whether Debtor is in compliance with the terms of this Agreement.

     Debtor shall execute any financing statements or other documents, give any notices and take any other actions reasonably requested by Secured Party to perfect, continue the perfection of or protect the priority of the security interest granted under this Agreement. Debtor agrees that, at Secured Party's option, this Agreement, or a photocopy hereof, may be filed by Secured Party as a financing statement, and that Debtor's execution hereof shall constitute the execution by Debtor of a financing statement.

     Debtor shall be in default under this Agreement upon the happening of any of the following events:

     1. Debtor fails to pay or perform when due any of its Obligations under this Agreement and fails to cure such nonpayment or non performance within 30 days of the date of written notice or such default from Secured Party.

     2. All or any portion of the Collateral is seized or levied upon by writ of attachment, garnishment, execution or otherwise, and such seizure or levy is not released within five (5) days thereof;

     3. Debtor executes a general assignment for the benefit of its creditors, ceases to conduct its business in the ordinary course as it is now conducted, convenes any meeting of its creditors, becomes insolvent, admits in writing its insolvency or inability to pay its debts, or is unable to pay or is generally not paying its debts as they become due;

     4. A receiver, trustee, custodian or agent is appointed to take possession of all or any portion of the Collateral or all or any substantial portion of Debtor's assets;

     5. Any case or proceeding is voluntarily commenced by Debtor under any provision of the Federal Bankruptcy Code or any other federal or state law relating to debtor rehabilitation, insolvency, bankruptcy, liquidation or reorganization, or any such case or proceeding is involuntarily commenced against Debtor; or

     6.     An Event of Default occurs under the Purchase Agreement.

     Upon such default, Secured Party may at its option declare all Obligations to be immediately due and payable. Secured Party shall have the remedies of a secured party under the applicable Uniform Commercial Code and may require Debtor to assemble the Collateral and turn it over to Secured Party at a place designated by Secured Party. Debtor shall reimburse Secured Party for all costs and reasonable attorney's fees incurred by Secured Party in pursuing any remedies, which costs and fees are also Obligations secured hereunder.

     No delay or omission by the Secured Party to exercise any right or remedy relating to Debtor accruing upon any Event of Default shall (i) impair any such right, or any other right or remedy, (ii) be construed to be a waiver of any such default or any acquiescence therein, or (iii) affect any subsequent default of the same or of a different nature. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them in any particular order from Debtor or other persons liable for them and Secured Party may release, modify or waive any collateral provided by any person (including Debtor) to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Compliance with any applicable state or federal law requirements shall not adversely affect the commercial reasonableness of any sale of the Collateral.

     This Security Agreement binds and inures to the benefit of the respective heirs, successors, administrators, executors and assigns of the parties. Any holder of the Promissory Note shall be deemed to be a Secured Party for the purposes hereof. Neither Debtor nor any of its successors shall have the right to assign their obligations hereunder without the prior written consent of Secured Party.


     Dated this 1st day of April, 2003

                              UNICO, INCORPORATED

                                    /s/ Ray C. Brown
                              By:  _________________________

                                      CEO
                              Its: _________________________